EXHIBIT 99.2 Investor Presentation September 30, 2020 Simone Lagomarsino President & Chief Executive Officer Laura Tarantino Executive Vice President & Chief Financial Officer

Forward‐Looking Statement This communication contains a number of forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward‐looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. All statements contained in this communication that are not clearly historical in nature are forward‐looking, and the words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," “impact,” "intend," "seek," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases are generally intended to identify forward‐looking statements. These forward‐looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward‐ looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward‐looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward‐looking statements. The COVID‐19 pandemic is adversely affecting us, our customers, counterparties, employees, and third‐party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID‐19, could affect us in substantial and unpredictable ways. Other factors include, without limitation, the “Risk Factors” referenced in our Annual Report on Form 10‐K for the year ended December 31, 2019 and other reports we file with the Securities and Exchange Commission (“SEC”). The risks and uncertainties listed from time to time in our reports and documents filed with the SEC include the following factors: challenges and uncertainties regarding the COVID‐19 pandemic, business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the occurrence of significant natural or man‐made disasters, including fires, earthquakes, and terrorist acts; public health crisis and pandemics, including the COVID‐19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; our management of risks inherent in our real estate loan portfolio, and the risk of a prolonged downturn in the real estate market; our ability to achieve organic loan and deposit growth and the composition of such growth; the fiscal position of the U.S federal government and the soundness of other financial institutions; changes in consumer spending and savings habits; technological and social media changes; the laws and regulations applicable to our business; increased competition in the financial services industry; changes in the level of our nonperforming assets and charge‐offs; uncertainty regarding the future of LIBOR; our involvement from time to time in legal proceedings and examination and remedial actions by regulators; the composition of our management team and our ability to attract and retain key personnel; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems; and potential exposure to fraud, negligence, computer theft and cyber‐crime. Luther Burbank Corporation ("LBC", the "Company", "we", "us", or "our") can give no assurance that any goal or expectation set forth in forward‐looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. These forward‐looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward‐looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated eventsor circumstances, except as required by law. 2

Use of Non‐GAAP Financial Measures This investor presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore, are considered non‐GAAP financial measures. The Company’s management uses these non‐GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non‐GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant changes in the current period. The Company’s management also believes that investors find these non‐GAAP financial measures useful as they assist investors in understanding our underlying operating performance and the analysis of ongoing operatingtrends. However, the non‐GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non‐GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their similar financial measures or with names similar to the non‐ GAAP financial measures we have discussed herein when comparing such non‐GAAP financial measures. Below is a listing of the non‐GAAP financial measures used in this investor presentation. • Pro forma items include provision for income taxes, net income, return on average assets, return on average equity and earnings per share. Prior to January 1, 2018, these pro forma amounts are calculated by adding back our franchise S‐Corporation tax to net income, and using a combined C‐Corporation effective tax rate for Federal and California income taxes of 42.0%. This calculation reflects only the changes in our status as a S‐Corporation and does not give effect to any other transaction. • Efficiency ratio is defined as noninterest expenses divided by operating revenue, which is equal to net interest income plus noninterest income. • Tangible book value and tangible stockholders’ equity to tangible assets are non‐GAAP measures that exclude the impact of goodwill and are used by the Company’s management to evaluate capital adequacy. Because intangible assets such as goodwill vary extensively from company to company, we believe that the presentation of these non‐GAAP financial measures allows investors to more easily compare the Company’s capital position to other companies. A reconciliation to these non‐GAAP financial measures to the most directly comparable GAAP measures are provided in the appendix to this investor presentation. 3

LBC Responding to COVID‐19 Our Depositors Our Borrowers Our Employees Our Communities • Branch offices remain open • Increased staffing dedicated  • Remote work capabilities  • Increased contributions  • Ability to transact business  to handling borrower  and flexible working hours to  to nonprofit programs  via mobile, online or by  inquiries maintain our productivity  that provide access to  telephone  • Modifications with no  and efficiency while  food and shelter for  • Increased ATM withdrawal  payments for 6 months for  minimizing COVID‐19  those most in need limits and no ATM fees;  Single Family Residential  exposure risk • Donated N95 masks to  waivers of certain early  (“SFR”) first‐time home  • Reduced branch hours from  local hospital withdrawal penalties and  buyer borrowers 10 a.m. to 3 p.m. to limit  • Successfully sponsored  overdraft fees • Modifications with no  public exposure two of our non‐profit  • Customer mailings and  payments for 3 to 6 months  • Special wellness payments  partners for FHLB  website postings: LBC  for portfolio SFR and  for eligible branch  AHEAD Program grants  contact information; how to  Commercial Real Estate  employees to benefit organizations  transact business; greater  (“CRE”) borrowers • Implemented federal, state,  tackling the challenges  awareness around scams  • Accepting applications and  and local guidance on  posed by COVID‐19 to  and cybercriminals; and links  continuing to originate new  protective measures vulnerable households  to the CDC/WHO real estate loans with  • Frequent communication  by providing immediate  tightened credit  about access to employee  relief and financial  underwriting guidelines benefits stability to bolster  resiliency 4

Liquidity Management Liquidity Position (Dollars in thousands) As of 9/30/2020 % of Assets Unrestricted Cash & Cash Equivalents  $             202,146  2.9% Unencumbered Liquid Securities                 635,569  9.0% Unutilized Brokered Deposit Capacity (1)                 696,502  9.8% FHLB Borrowing Capacity (2)                 709,197  10.0% FRB Borrowing Capacity (2)                 168,194  2.4% Commercial Lines of Credit                   50,000  0.7%      Total Liquidity  $         2,461,608  34.8% Total Assets  $         7,071,663  Securities Portfolio (3) Other Borrowings 0% 2% 2% Amount Cost of  Agency Residential MBS and Outstanding   (4) CMOs Type 9/30/2020 Borrowings 38% Agency Commercial MBS & CMOs FHLB Advances $962 million 2.27% Agency bonds 58% Senior Notes $95 million 6.67% CRA Qualified Investment Fund (CRAIX) Trust Preferred  $62 million 2.38% Other Investments (1) Capacity based on internal guidelines.   (2) Capacity based on pledged loan collateral specific to lending bank.  (3) At 9/30/2020, the securities portfolio had a net unrealized gain position of $9.3 million.  (4) For the nine months ended 9/30/2020.  5

Limited Exposure to Nonresidential CRE

9/30/2020 Loan Portfolio Composition


Commercial Real Estate 3%
Other Loans 0%
Construction & Land Development 0%
Single Family Residential 30%
Multifamily Residential 67%

($ in 000's)	Count		Balance	Weighted Avg. LTV (1)	% of Total Loans
Multifamily Real Estate	**2,537**	**$**	**4,086,059**	**56.7%**	**66.4%**
Single Family Real Estate	**1,967**		**1,839,156**	**64.4%**	**30.0%**
Commercial Real Estate Type:					
Strip Retail	23		49,051	51.3%	0.8%
Mid Rise Office	7		39,386	65.2%	0.6%
Low Rise Office	13		25,974	55.7%	0.4%
Medical Office	7		20,535	62.6%	0.3%
Multi-Tenant Industrial	8		12,842	49.3%	0.2%
Anchored Retail	3		12,274	53.4%	0.2%
More than 50% commercial	11		10,909	47.4%	0.2%
Shopping Center	4		8,822	50.7%	0.1%
Unanchored Retail	7		8,538	44.6%	0.1%
Shadow Retail	4		7,009	59.9%	0.1%
Warehouse	4		3,097	41.5%	0.1%
Flex Industrial	2		2,507	64.5%	0.0%
Restaurant	2		1,535	34.2%	0.0%
Light Manufacturing	1		1,351	49.8%	0.0%
Other	1		90	17.1%	0.0%
Commercial Real Estate	**97**		**203,920**	**55.7%**	**3.3%**
Construction & Land Development	**12**		**19,266**	**53.2%**	**0.3%**
Non-mortgage Loans	**1**		**100**	**N/A**	**0.0%**
Total	**4,614**	**$**	**6,148,501**	**58.9%**	**100.0%**

(1) Construction and land development LTV is calculated based on an "as completed" property value.

Other Loan Notes:

- At September 30, 2020, Luther Burbank Savings (the "Bank") had five secured lines of credit with a total commitment of $11.1 million. There are no unsecured lines of credit in the portfolio.
- LBC did not participate in the Paycheck Protection Program given the small amount of business clients in our customer base.

Luther Burbank® | Corporation

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COVID-19 Hardship Modifications

Completed Applications Received by Month



600
500
400
300
200
100
0
501
273
147
62
10
7
2
0
Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Total
Applications Received
Approved
Withdrawn/Denied

Applications by Status



Approved Not Accepted 8%
Denied 14%
Withdrawn 20%
Modification Completed 58%

Payment Deferral Loan Modifications as of September 30, 2020

	Total Loans Modified [1]					Total Loans Returned/Returning to Payment Status [1][2]			Remaining Modified Loans [1][3]		
($ in 000's)	# of Loans	Current Balance	% of Loan Portfolio Segment	Weighted Avg. LTV	Weighted Avg. DSR/DTI[4]	# of Loans	Current Balance	% of Total Modified Loans	# of Loans	Current Balance	% of Total Modified Loans
Multifamily residential	101	$ 183,122	4.5%	60.2%	1.4	83	$ 139,465	76.2%	18	$ 43,657	23.8%
Single family residential	148	160,559	8.9%	69.1%	39.6	122	134,446	83.7%	26	26,113	16.3%
Commercial real estate	20	53,779	26.5%	57.6%	1.5	17	48,235	89.7%	3	5,544	10.3%
Total	269	$ 397,460	6.5%	63.4%	N/A	222	$ 322,146	81.1%	47	$ 75,314	18.9%

(1) As of September 30, 2020, 12 single family loans totaling $20.3 million and 3 multifamily loans totaling $3.7 million have paid off subsequent to their modification and are excluded from the table above.

(2) Loans which the borrower has confirmed payments will resume at the end of the modification period are included within Loans Returned/Returning to Payment Status and excluded from Remaining Modified Loans. As of September 30, 2020, 80 loans totaling $107.9 million, have returned to scheduled payments. The remaining 142 loans totaling $214.2 million are scheduled to resume payments in October and November 2020.

(3) Loans reported as Remaining Modified Loans includes loans that have requested additional assistance or have not yet indicated if they will be able to resume payments as scheduled.

(4) Weighted average debt service ratio ("DSR") and debt-to-income ("DTI") are pre-COVID-19 measures.

Luther Burbank® | Corporation

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COVID-19 Hardship Modifications

Payment Deferral Loan Modifications as of September 30, 2020

($ in 000's)	# of Loans	Remaining Modified Loans (1) Current Balance	% of Loan Portfolio Segment	Weighted Avg. LTV	Weighted Avg. DSR/DTI (2)
Multifamily residential	18	$ 43,657	1.1%	59.5%	1.2
Single family residential	26	26,113	1.4%	68.9%	40.1
Commercial real estate:					
Multi-Tenant Industrial	1	2,243	1.1%	62.3%	1.2
Shadow Retail	1	2,029	1.0%	62.4%	1.7
More than 50% commercial	1	1,272	0.6%	54.1%	1.2
Total	47	$ 75,314	1.2%	62.8%	N/A

($ in 000's)	Return to Payment Dates: Total Loans Returned/Returning to Payment Status (3) # of Loans	Total Loans Returned/Returning to Payment Status (3) Current Balance	Remaining Modified Loans (1) # of Loans	Remaining Modified Loans (1) Current Balance
September 1, 2020 and prior:				
Multifamily residential	39	$ 51,449		
Single family residential	31	32,926		
Commercial real estate	10	23,537		
October 1, 2020:				
Multifamily residential	36	69,161	2	$ 3,020
Single family residential	73	86,053	7	6,512
Commercial real estate	7	24,698	1	2,029
November 1, 2020:				
Multifamily residential	8	18,855	3	14,859
Single family residential	18	15,467	11	11,838
Commercial real estate	-	-	2	3,515
December 1, 2020:				
Multifamily residential	-	-	13	25,778
Single family residential	-	-	6	7,002
January 1, 2021:				
Single family residential	-	-	2	761
Total	222	$ 322,146	47	$ 75,314

(1) Loans reported as Remaining Modified Loans includes loans that have requested additional assistance or have not yet indicated if they will be able to resume payments as scheduled.
(2) Weighted average DSR and DTI are pre-COVID-19 measures.
(3) Loans which the borrower has confirmed payments will resume at the end of the modification period are included within Loans Returned/Returning to Payment Status.

Luther Burbank® | Corporation

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Allowance for Loan Losses  Q3 2020 Allowance for Loan Losses Components Rollforward ($ in 000's)  Balance 6/30/2020 Allowance for Loan Losses$                    45,985      COVID‐19 impact                                98      Increase due to criticized loans                            770      Net recoveries                               78      Decline in portfolio and other changes                           (868) 9/30/2020 Allowance for Loan Losses$                    46,063 YTD 9/30/2020 Allowance for Loan Losses Components Rollforward ($ in 000's)  Balance 12/31/2019 Allowance for Loan Losses$                    36,001      COVID‐19 impact                        10,182      Increase due to criticized loans                         1,006      Net charge‐offs                           (488)      Decline in portfolio and other changes                           (638) 9/30/2020 Allowance for Loan Losses$                    46,063 9

Capital Management   Tier 1 Leverage Ratio Common Equity Tier 1 Risk‐Based Ratio 9.2% 15.4% $374mm, or  $327mm, or  131%, above  120%, above  regulatory  regulatory  minimum minimum 4.0% 7.0% Regulatory Minimum 9/30/2020 Regulatory Minimum 9/30/2020 Tier 1 Risk‐Based Capital Ratio Total Risk‐Based Capital Ratio 17.0% 18.2% $330mm, or  $299mm, or  100%, above  73%, above  regulatory  regulatory  minimum 10.5% minimum 8.5% Regulatory Minimum 9/30/2020 Regulatory Minimum 9/30/2020 • After returning excess capital to shareholders over the past few years, our capital ratios continue to be well above regulatory minimums. • Common shares outstanding at September 30, 2020 were reduced by 3.6 million shares, or 6%, compared to December 31, 2019. • Returned $44.0 million to shareholders during the first nine months of 2020 • Net share repurchases of $34.7 million  • Quarterly common stock dividend of $0.0575 per share, or $9.3 million 10

Franchise Overview and Financial Highlights Our Small Network of Large Branches Financial Highlights 9/30/2020(1)  10 WA Sept 30, 2020  Total Assets ($mm) $7,072  Deposits  # Branch Location  Date Established ($mm) Total Loans HFI($mm) $6,149  1Santa Rosa Oct. 1983  $          1,105.8  Total Deposits ($mm) $5,277  2San Rafael Sep. 1996*  605.4 Loans / Deposits 117% 3 Encino Aug. 2007 506.4 Tangible Common Equity / Tang. Assets 8.6% OR 4 Beverly Hills Jul. 2010 407.1 5Los Altos Aug. 2000 319.5 Leverage Ca pi ta l  Ratio 9.2% 6 Pasadena May 2009 343.0 Total Risk‐Based Ca pi ta l  Ratio 18.2% 7Toluca Lake Jan. 2008 300.5 Total CRE Loans (2) / Total Risk‐Based Ca pi ta l 607% 8Long Beach Jun. 2015 312.2 ROAA  0.59% 9San Jose Jun. 2012 245.7 ROAE  6.84% 10 Bellevue Jun. 2018 101.9 Net Interest Margin 1.92% 11 El Segundo Jan. 2020 35.0 11 EPS ‐ Fully Diluted  $0.58        Wholesale Deposits   95.0 22 San Francisco 5 899.2 Efficiency Ratio 47.0% 599       Business Banking CA ACorporate Office 994.2 Noninterest Expense / Avg. Assets 0.91% Total Deposits  $          5,276.7  NPAs / Assets 0.07% * Acquisition date ALLL / Loans HFI 0.75% Branch  (11) 33  476   67 Loan Production Office (8) Full‐Time Employees (FTE) 282 4 11 Los Angeles 8 A ** Highlighted counties indicate primary lending markets (1) Financial data as of or for the nine months ended 9/30/2020.  See non‐GAAP reconciliation in Appendix hereto. (2) Includes multifamily residential, commercial real estate, and construction  loans. 11

Key Highlights 1. History of Profitability 1  Recorded consecutive quarterly profits since our second  History of quarter of operations Profitability  Survived and prospered through numerous economic cycles  during our more than 37‐year history 2. Well‐Positioned in Strategic Markets  West Coast gateway cities in supply‐constrained markets  with strong job growth and limited affordable housing 6 2  Achieve deeper penetration of our lending and deposit  Efficient Well‐Positioned in  gathering operations in our attractive West Coast markets Operations Strategic Markets  Expand into contiguous markets on the West Coast to  complete our Seattle to San Diego footprint 3. Demonstrated Organic Growth Engine  Multifamily: professional real estate investors focused on  investing in stable, cash‐flowing assets  Single Family: primary residence, second home or  investment property  Retail Deposits: strong base built on a high level of service,  competitive rates and our reputation for strength and  security 4. Strong Management Team and Robust Infrastructure  Led by President & CEO Simone Lagomarsino (31+ years of  5 3 banking experience) Demonstrated Strong  Invested heavily in people and infrastructure over the last  Organic Growth Asset Quality Engine several years 5. Strong Asset Quality  Our most important focus  Strict, quality oriented underwriting and credit monitoring  processes 4  0.07% NPAs / Total Assets Strong Management Team and  6. Efficient Operations Robust Infrastructure  Maintain a small network of large branches ($389 million  avg. branch size)  47.0% efficiency ratio, 0.91% noninterest expense / average  assets and 282 FTEs Note: Financial data as of or for the nine months ended 9/30/2020.  See non‐GAAP reconciliation in Appendix hereto. 12

Top Multifamily Lenders in the United States

Top 25 Banks and Thrifts by Multifamily Loans

(Dollars in billions)			As of June 30, 2020		Multifamily Loans Change Since (%)		Delinquency	
Rank	Institution Name	Headquarters	Total Assets	Multifamily Loans	March 31, 2020	June 30, 2019	% of Multifamily[1]	Change Since (bps) June 30, 2019
1.	JPMorgan Chase & Co.	New York, NY	3,139.4	75.12	0.5	4.3	0.14	3
2.	New York Community Bancorp, Inc.	Westbury, NY	54.3	31.62	1.0	3.7	0.02	0
3.	Signature Bank	New York, NY	53.1	15.20	2.3	(3.8)	0.32	15
4.	Wells Fargo & Company	San Francisco, CA	1,981.3	14.70	(1.7)	6.6	0.18	4
5.	First Republic Bank	San Francisco, CA	123.9	13.19	2.8	18.2	0.01	1
6.	Capital One Financial Corporation	McLean, VA	396.9	12.38	(4.3)	1.4	0.97	67
7.	Santander Holdings USA, Inc.	Boston, MA	152.1	8.56	0.4	0.6	1.15	111
8.	Citigroup Inc.	New York, NY	2,219.8	8.42	11.4	4.1	1.77	170
9.	MUFG Americas Holdings Corporation	New York, NY	165.7	7.50	0.1	22.7	0.26	19
10.	Investors Bancorp, Inc.	Short Hills, NJ	26.7	7.41	(3.2)	(9.4)	1.22	44
11.	PNC Financial Services Group, Inc.	Pittsburgh, PA	445.6	6.35	(3.4)	9.8	0.30	21
12.	Truist Financial Corporation	Charlotte, NC	506.2	5.55	9.1	98.8	0.09	(34)
13.	Bank of America Corporation	Charlotte, NC	2,620.0	5.51	2.3	13.0	0.05	1
14.	Valley National Bancorp	Wayne, NJ	39.1	5.24	(0.2)	36.3	0.14	11
15.	Pacific Premier Bancorp, Inc.[2]	Irvine, CA	12.0	5.23	221.0	243.0	0.06	6
16.	TD Group US Holdings LLC	Wilmington, DE	447.3	4.65	2.0	18.4	0.29	2
17.	M&T Bank Corporation	Buffalo, NY	124.6	4.59	(0.7)	5.6	0.46	(39)
18.	Sterling Bancorp	Montebello, NY	30.3	4.59	(3.2)	(2.0)	0.32	19
19.	KeyCorp	Cleveland, OH	157.0	4.48	1.9	(3.7)	0.60	33
20.	Luther Burbank Corporation	Santa Rosa, CA	7.1	4.08	0.6	4.1	0.01	(27)
21.	U.S. Bancorp	Minneapolis, MN	542.9	3.92	(0.9)	7.9	0.31	3
22.	CIBC Bancorp USA Inc.	Chicago, IL	49.0	3.81	(1.4)	8.5	0.00	0
23.	People's United Financial, Inc.	Bridgeport, CT	60.4	3.64	(2.9)	7.7	0.20	17
24.	HSBC North America Holdings Inc.	New York, NY	297.5	3.54	1.0	27.4	0.00	0
25.	Umpqua Holdings Corporation	Portland, OR	27.5	3.52	0.1	3.9	0.02	1
	Banking Industry Aggregate/Median[3]			**474.05**	**1.1**	**6.6**	**0.35**	**12**

Source: SNL Financial.

(1) Represents delinquent multifamily loans as a percentage of total multifamily loans. Delinquent loans include 30+ days past due and nonaccrual loans.
(2) Amounts reported for Pacific Premier Bancorp, Inc. include the acquisition of Opus Bank, which closed during the second quarter of 2020.
(3) Includes all U.S. commercial banks, savings banks and savings and loan associations.

Luther Burbank® | Corporation

13

Luther Burbank Peer Group

➢ **Includes all major exchange-traded banks and thrifts nationwide with:**

✓ **Total assets > $1 billion** ✓ **Gross loans / assets > 65%** ✓ **Multifamily loans / total loans > 30%** ✓ **MFR + SFR + CRE / total loans > 75%**

General Information					Profitability							Capital & Balance Sheet Ratios				Asset Quality(1)			Bal. Sheet Growth(2)	
Institution Name	Ticker	State	Total Assets ($bn)	Multifamily Loans ($bn)	ROAA (%)	ROAE (%)	NIM (%)	Yield on Loans (%)	Cost of Deposits (%)	NIE / Avg. Assets (%)	Eff. Ratio (%)	TCE / TA (%)	Leverage Ratio (%)	Total Capital Ratio (%)	Loans / Deposits (%)	LLR / Loans (%)	NPA / Loans + OREO (%)	NCO / Avg. Loans (%)	Gross Loans CAGR (%)	Total Deposits CAGR (%)
Luther Burbank Corporation	LBC	CA	7.2	4.1	0.52	6.21	1.91	3.72	1.50	0.86	45.5	8.3	9.1	17.4	115	0.73	0.10	0.00	10.2	14.6
Peer Group:																				
1. Dime Community Bancshares, Inc.	DCOM	NY	6.5	3.0	0.81	7.96	2.85	4.02	0.99	1.83	60.6	7.9	10.1	16.5	119	0.78	0.28	0.00	-1.0	0.2
2. Empire National Bank		NY	1.1	0.3	0.89	9.19	3.08	4.41	0.56	1.77	56.8	9.6	9.5	NA	74	1.01	0.62	0.31	10.3	9.8
3. First Foundation Inc.	FFWM	CA	7.1	3.1	1.06	11.19	3.05	4.15	1.15	1.84	53.1	7.7	8.1	11.0	100	0.50	0.33	0.03	22.2	27.3
4. Flushing Financial Corporation	FFIC	NY	7.2	2.3	1.01	13.11	2.95	4.10	0.89	1.59	45.9	7.8	8.6	13.4	117	0.61	0.44	0.07	6.3	5.7
5. Investors Bancorp, Inc.	ISBC	NJ	27.2	7.4	0.61	6.47	2.69	NA	0.83	1.48	55.9	9.3	9.4	14.3	108	1.28	0.67	0.08	3.7	7.2
6. Kearny Financial Corp.	KRNY	NJ	6.8	2.1	0.81	5.08	2.75	4.17	1.26	1.59	58.5	13.3	13.3	23.6	101	0.83	1.00	0.00	12.6	14.7
7. Malaga Bank F.S.B.		CA	1.3	1.0	1.47	11.82	3.00	4.03	0.70	0.92	30.4	12.3	12.6	21.1	139	0.31	0.00	0.00	8.1	2.9
8. Marquette Bank		IL	1.8	0.6	0.56	5.43	3.28	4.03	0.38	3.12	80.1	8.3	8.2	13.4	82	1.30	2.28	(0.01)	2.4	3.4
9. New York Community Bancorp, Inc.	NYCB	NY	54.2	31.6	0.78	6.33	2.18	3.64	1.07	0.92	44.1	7.3	8.4	13.1	133	0.41	0.19	0.04	2.1	2.7
10. Northfield Bancorp, Inc.	NFBK	NJ	5.0	2.4	0.85	6.09	2.59	4.04	0.95	1.40	NA	13.5	13.0	NA	98	1.07	0.61	0.02	5.6	8.6
11. Provident Savings Bank, F.S.B.		CA	1.2	0.5	0.61	6.07	2.97	4.10	0.34	2.25	68.8	10.0	10.1	18.8	100	0.91	1.64	0.00	-3.5	-1.5
12. Signature Bank	SBNY	NY	60.3	15.2	0.81	9.74	2.81	3.93	0.83	1.06	38.2	8.1	8.8	12.2	90	0.98	0.45	0.04	13.1	13.9
13. Waterstone Financial, Inc.	WSBF	WI	2.2	0.6	3.87	22.26	2.87	4.41	1.55	8.73	NA	17.4	17.8	23.7	152	0.98	0.51	0.00	7.7	5.8
Average:					**1.09**	**9.29**	**2.85**	**4.09**	**0.88**	**2.19**	**53.8**	**10.2**	**10.6**	**16.5**	**109**	**0.84**	**0.69**	**0.04**	**6.9**	**7.7**
Median:					**0.81**	**7.96**	**2.87**	**4.07**	**0.89**	**1.59**	**55.9**	**9.3**	**9.5**	**14.3**	**101**	**0.91**	**0.51**	**0.02**	**6.3**	**5.8**

Source: SNL Financial. GAAP data when available, otherwise FR Y-9C's and bank call reports as of or for the three months ended 6/30/2020. Note that SNL earnings ratios may differ from Company as SNL annualizes one quarter rather than using data for 12 months.

(1) Nonperforming assets ("NPA") includes performing troubled debt restructurings.
(2) Compound annual growth rate ("CAGR") from 12/31/2016 to 6/30/2020.

Luther Burbank® | Corporation

14

Our Lending Business Multifamily Residential Loans Single Family Residential Loans Property Types: Markets:  Both owner‐occupied and investor owned  High barrier to entry for new development; little land to develop Broker Network:  Limited supply of new housing  Primarily third party mortgage brokers with the intention of   High variance between cost to own and rent retaining these loans in our portfolio Deals: Originations:  Stabilized and seasoned assets  Majority are for purchase transactions  Older, smaller properties with rents at/below market levels,   Also provide refinancing catering to lower and middle income renters Underwriting Focus: Sponsors:  Debt ratios  Experienced real estate professionals who desire regular   Loan to Value income/cash flow streams and are focused on building wealth   Credit scores steadily over time  Borrower’s liquidity and cash reserves Multifamily Portfolio Highlights Single Family Portfolio Highlights  $1.6 million average loan balance  $935 thousand average loan balance  14.9 units average  64% average loan‐to‐value ratio  57% average loan‐to‐value ratio  751 average credit score  1.54x average debt service coverage ratio 0.07% NPAs / Assets 0.08% NPLs / Loans Note: Data as of 9/30/2020. 15

Our Lending Products Multifamily / Commercial Real Estate Lending Single Family Residential Lending  First Mortgages  First Mortgages  Hybrid Structures  Hybrid Structures • 25‐ or 30‐year amortization • 30‐ or 40‐year amortization • 10‐, 25‐ or 30‐year maturities • 30‐ or 40‐year maturities • 3‐, 5‐, 7‐ or 10‐year fixed rate periods • 3‐, 5‐, 7‐ or 10‐year fixed rate periods  Interest Only Option  Full Documentation • Lower loan‐to‐value ratios  Interest Only  • Underwrite at amortizing payment  Purchase or Refinance Transactions  Investor‐Owner Purchase or Refinance  Primary Residence, Second Home or Investor  programs  Lines of Credit  Low‐ and Moderate‐income lending program • Real estate secured only/ specific business  purpose/ fully adjustable/ short term • 30‐year fixed mortgages and forgivable second  mortgages for first time homebuyers 16

Loan Portfolio Historical Loan Growth Loan Portfolio Composition Other Loans Construction & Land  Commercial Real Estate 0% Development 3% 0% Single Family  Residential 30% Multifamily Residential 67% 3.76% yield on loans(1); 4.05%  weighted average coupon Multifamily Loans by Lending Area Single Family Loans by Lending Area Oregon 3% Oregon 0% Washington Washington 7% 12% SoCal (LA / OC) NorCal SoCal (LA / OC) NorCal 52% 32% 47% 23% SoCal (Other) 10% SoCal (Other) 14% (1) As of or for the nine months ended 9/30/2020. 17

Asset Quality Nonperforming Assets / Total Assets Asset Quality ‐ Nonperforming Assets ($ in millions) $30.0 1.50% $20.0 1.00% $10.0 0.50% $6.9  $6.3  $5.6  $4.9  $4.8  $2.7  $2.0  0.12%  $0.0 0.09%  0.08%  0.00% 0.05%  0.03%  0.07%  0.07%   December 31,  December 31,  December 31, December 31, March 31, June 30, September 30, 2016 2017 2018 2019 2020 2020 2020 Nonperforming Assets (excluding performing troubled debt restructuings) Nonperforming Assets / Total Assets Culture Approach Results  Risk management is a core competency of   Continuous evaluation of risk and return  9/30/2020 NPAs / Total Assets of 0.07%;  our business NPLs / Total Loans of 0.08%  Strict separation between business   Extensive expertise among our lending  development and credit decisions  NPAs and loans 90+ days past due to total  and credit administration staff and  assets have been at low levels since 2014  Vigilant response to adverse economic  executive officers conditions and specific problem credits  Only one foreclosure in over five years  Credit decisions are made efficiently and   Strict, quality oriented underwriting and  consistent with our underwriting  credit monitoring processes standards 18

Loan Origination Volume and Rates Total Loans Originated YTD ($ in millions) & Weighted Average Loan Coupon $2,500 5.00% 4.63% 4.35% 4.50% 4.00% $2,000 3.82% 4.00% 3.51% 3.50% $1,564.1 $1,500 3.00% Q4 $412.7  4.15% 2.50% $1,056.3 $2,140.3  $1,000 $2,073.6  $2,047.8  2.00% Q3 $382.4  Q3 $235.2  4.26% 3.66% 1.50% Q2 $457.5  Q2 $487.9  $500 3.78% 1.00% 4.44% 0.50% Q1 $311.5  Q1 $333.1  4.62% 3.98% $0 0.00% December 31, December 31, December 31, December 31, September 30, 2016 2017 2018 2019 2020 Pipeline: • Total loan pipeline at September 30, 2020 is $256.0 million ($191.0 million CRE at 3.481% WAC, $65.0 million SFR at 3.541% WAC). A  portion of our pipeline will ultimately fallout/not fund and loans without rate locks are subject to ongoing rate increases/decreases. • Q2 2019 originations include a $10.1 million CRE loan purchase.  • Q1 2020 originations include a $20.4 million CRE loan purchase.  19

CRE Loan Origination Volume and Rates CRE Loans Originated YTD ($ in millions) & Weighted Average Loan Coupon $1,500 5.00% 4.60% 4.40% 4.50% 4.02% $1,250 3.81% 4.00% 3.43% 3.50% $1,000 $972.9 $1,366.8  3.00% $1,218.3  Q4 $246.9  4.16% $750 2.50% $1,091.4  $653.3 $215.3  Q3 $166.7  2.00% Q3 4.34% 3.65% $500 1.50% Q2 $303.4  Q2 $269.1  4.49% 3.78% 1.00% $250 0.50% Q1 $207.3  Q1 $217.5  4.61% 3.95% $0 0.00% December 31, December 31, December 31, December 31, September 30, 2016 2017 2018 2019 2020 • Q2 2019 originations include a $10.1 million CRE loan purchase.  • Q1 2020 originations include a $20.4 million CRE loan purchase.  20

SFR Loan Origination Volume and Rates SFR Loans Originated YTD ($ in millions) & Weighted Average Loan Coupon $1,000 5.00% 4.67% 4.29% 4.50% 3.94% $800 4.00% 5.15% 3.83% 3.56% 3.50% $591.2 $600 3.00% $828.8  $815.5  Q4 $165.8  2.50% 4.14% $756.1  $403.0 $400 2.00% Q3 $68.6  3.69% Q3 $167.1  4.16% 1.50% Q2 $218.8  $200 1.00% Q2 $154.1  3.78% 4.34% 0.50% $104.2  Q1 $115.6  Q1 4.63% 4.02% $0 0.00% December 31, December 31, December 31, December 31, September 30, 2016 2017 2018 2019 2020 21

Loan Portfolio Rates 5.000% 4.800% 4.600% 4.400% 4.200% 4.000% 3.800% 3.600% 3.400% 3.200% Rate on Originations Rate on Principal Reductions/Sales Rate on Loan Portfolio 3.000% Jul Jul Jul Jul Jul Jan Jan Jan Jan Jan Sep Sep Sep Sep Sep Nov Nov Nov Nov Mar Mar Mar Mar Mar May May May May May 2016 2017 2018 2019 2020 • At September 30, 2020, loans representing 69% of the loan portfolio, or $4.2 billion in aggregate outstanding principal balance, are at their floors, and 5% of those  loans have fully indexed rates above their floors by approximately 0.14%. 22

Loan Prepayment Speeds 38.00% 33.00% 28.00% 23.00% CPR 18.00% 13.00% 8.00% Total Loans SFR Loans CRE Loans Conditional prepayment rate (“CPR”) based on 12 month rolling average of monthly prepayment rates (SMM) 3.00% Jul Jul Jul Jul Jul Jan Jan Jan Jan Jan Sep Sep Sep Sep Sep Nov Nov Nov Nov Mar Mar Mar Mar Mar May May May May May 2016 2017 2018 2019 2020 23

Deposit Composition Historical Deposit Growth & Portfolio Composition Deposit Breakdown by Branch ($ in millions) (1) Total Deposits ($ in millions) Total  $6,000   Branch Location Consumer Business Wholesale Deposits  $5,383.5  $5,234.7  $5,285.4  $5,276.7  Santa Rosa  $   1,087.0  $              18.8  $                   0.0  $      1,105.8  $5,001.0  $5,000 San Rafael 556.2 49.2 0.0 605.4 $3,951.3  Encino 501.8 4.6 0.0 506.4 $4,000 $3,334.0  Beverly Hills 403.9 3.2 0.0 407.1 $3,000 Los Altos 313.6 5.9 0.0 319.5 Pasadena 341.6 1.4 0.0 343.0 $2,000 Toluca Lake 287.8 12.7 0.0 300.5 $1,000 Long Beach 308.9 3.3 0.0 312.2 December 31, December 31, December 31, December 31, March 31, June 30, September 30, 2016 2017 2018 2019 2020 2020 2020 San Jose 162.4 83.3 0.0 245.7 Noninterest‐bearing Deposits Bellevue 100.8 1.1 0.0 101.9 1% El Segundo  34.2 0.8 0.0 35.0 MMDAs & Other  Corporate Office 45.9 853.3 95.0 994.2 Savings Deposits Time Deposits 32%   Total Deposits  $   4,144.1  $      1,037.6  $                95.0  $      5,276.7  60% Interest Checking  Deposits 7% 1.51% cost of interest‐bearing deposits (1) (1) As of or for the nine months ended 9/30/2020. 24

Deposit Growth/Balance  Growth Trend Deposit Growth by Segment ($ in millions)  $6,000 $50.7 $98.1 ($106.8) $233.7  $5,000 $881.1  $1,100.1  $1,049.7 $708.3  $973.2  $1,037.6  $95.0   $4,000 $279.4  $440.1  $416.0  $545.0  $380.0  $617.3 $86.0  $253.9   $3,000 $105.0  $4,144.1   $2,000 $3,852.6  $3,845.5  $3,859.3  $3,903.4  $3,418.0  $3,143.0   $1,000  $‐ December 31, December 31, December 31, December 31, March 31, June 30, September 30, 2016 2017 2018 2019 2020 2020 2020 Retail ‐ Consumer Wholesale Retail ‐ Business 25

Business Deposit Composition By Vertical  December 31, 2019 September 30, 2020 Other Other HOA 14% HOA 16% 10% 8% 1031 Exchange 1% Zero Interest 4% Zero Interest 1031 Exchange 4% 27% Union Accounts Union Accounts 8% 7% Fiduciary Fiduciary 65% 36% Total business deposits of $973.2 million Total business deposits of $1.0 billion 26

Efficient Operations Result in Consistent Profitability Return on Average Assets(1) Return on Average Equity(1) 0.70% 8.89% 0.69% 0.69% 8.02% 7.96% 8.15% 0.67% 6.84% 0.59% Full year Full year Full Year Full Year YTD Full year Full year Full Year Full Year YTD 12/31/2016 12/31/2017 12/31/2018 12/31/2019 9/30/2020 12/31/2016 12/31/2017 12/31/2018 12/31/2019 9/30/2020 Efficiency Ratio Noninterest Expense to Average Assets 1.3% 59.8% 1.0% 47.8% 48.5% 46.9% 47.0% 1.0% 0.9% 0.9% Full year Full year Full Year Full Year YTD Full year Full year Full Year Full Year YTD 12/31/2016 12/31/2017 12/31/2018 12/31/2019 9/30/2020 12/31/2016 12/31/2017 12/31/2018 12/31/2019 9/30/2020 (1) For periods prior to 2018, net income adjusted for C‐Corp status assumes 42% tax rate.  See non‐GAAP reconciliation in Appendix hereto. 27

Net Interest Margin Quarterly Net Interest Margin Net Interest Margin  2.03% 2.04% 2.05% 1.98% 1.88% 1.89% 1.88% 1.86% 1.92% 1.84% 1.84% 1.84% 1.75% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Full year Full year Full Year Full Year YTD 12/31/2016 12/31/2017 12/31/2018 12/31/2019 9/30/2020 28

Interest Rate Risk Analysis

On a quarterly basis, the Company measures and reports NII and EVE at Risk to isolate the change in income and equity related solely to interest-earning assets and interest-bearing liabilities. Both models measure instantaneous *parallel shifts* in market interest rates, implied by the forward yield curve.

NII Impact ($ in millions)



5.0%
0.0%
(5.0%)
(10.0%)
(15.0%)
$5.0
$0.0
($5.0)
($10.0)
($15.0)
$1.0
0.6%
(0.4%)
($0.6)
(1.3%)
($1.9)
(2.8%)
($4.2)
(5.1%)
($7.7)
- 100 BP
+ 100 BP
+ 200 BP
+ 300 BP
+ 400 BP
$ Change NII
% Change NII

Interest Rate Risk to Earnings (NII)
September 30, 2020

Change in Interest Rates (basis points)	$ Change NII	% Change NII
+ 400 BP	(7.7)	(5.1%)
+ 300 BP	(4.2)	(2.8%)
+ 200 BP	(1.9)	(1.3%)
+ 100 BP	(0.6)	(0.4%)
- 100 BP	1.0	0.6%

EVE Impact ($ in millions)



25.0%
0.0%
(25.0%)
(50.0%)
(75.0%)
(100.0%)
$50.0
$0.0
($50.0)
($100.0)
($150.0)
($200.0)
($250.0)
($300.0)
$41.0
7.7%
(8.7%)
($46.7)
(14.9%)
($79.8)
(21.8%)
($116.4)
(31.3%)
($167.3)
- 100 BP
+ 100 BP
+ 200 BP
+ 300 BP
+ 400 BP
$ Change EVE
% Change EVE

Interest Rate Risk to Capital (EVE)
September 30, 2020

Change in Interest Rates (basis points)	$ Change EVE	% Change EVE
+ 400 BP	(167.3)	(31.3%)
+ 300 BP	(116.4)	(21.8%)
+ 200 BP	(79.8)	(14.9%)
+ 100 BP	(46.7)	(8.7%)
- 100 BP	41.0	7.7%

Luther Burbank® | Corporation
29

Economic Value of Equity Trend ‐30% ‐25% ‐20% ‐15% (1) +200bp Shock ‐10% +100bp Shock(1) ‐5% 0% (1) For Luther Burbank Savings 30

Deposits ‐ Cost of Funds Comparison 3.000 2.500 2.000 %   Rate   1.500 Monthly   Deposit Portfolio Beta 26% (1) Ave. Jan. 2018 ‐ Sep. 2020  1.000 Deposit Portfolio Beta 39% Sep. 2019 ‐ Sep. 2020 (1) 0.500 Deposit Portfolio Cost of Funds Fed Funds 0.000 (1) Beta is calculated using an average Fed Funds Rate. 31

Executive Management

Simone Lagomarsino. Ms. Lagomarsino, serves as President and Chief Executive Officer ("CEO") of the Company and the Bank. Ms. Lagomarsino has served on our Board of Directors since November 30, 2018. Prior to joining the Company, Ms. Lagomarsino was President and CEO of the Western Bankers Association and a director of Pacific Premier Bancorp. (NASDAQ: PPBI). From 2011 to 2016, she served as CEO of Heritage Oaks Bank, and President and CEO and a director of Heritage Oaks Bancorp. Ms. Lagomarsino also previously held executive positions with Hawthorne Financial Corporation, Ventura County National Bank, and Kinecta Federal Credit Union. In addition to her role at the Company, Ms. Lagomarsino serves on the board of directors of the Federal Home Loan Bank of San Francisco and Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI).

Laura Tarantino. Ms. Tarantino serves as Chief Financial Officer of the Company and Bank, a position she has held since 2006. In this role, she oversees all aspects of financial reporting including strategic planning, asset/liability management, taxation and regulatory filings. She also serves on the Company's Executive Committee. Ms. Tarantino has over 28 years of experience with the Bank, having joined as Controller in 1992. She previously served as Audit Manager for KPMG LLP, San Francisco, specializing in the financial services industry. In addition to her role at the Company, Ms. Tarantino has served as an audit committee member for the Santa Rosa Council on Aging since 2012. Ms. Tarantino is a CPA (inactive) and holds a B.S. in Business Administration - Finance & Accounting with summa cum laude honors from San Francisco State University.

John A. Cardamone. Mr. Cardamone joined the Bank as Chief Credit Officer in 2014. He oversees the Bank's credit administration, appraisal and special assets activities and serves on the Executive Committee. Prior to joining the Bank, Mr. Cardamone served as a Senior Vice President & Divisional Credit Manager - Commercial Real Estate at Bank of the West from 2008 until 2014, Chief Credit Officer at GreenPoint Mortgage, Senior Vice President - Global Risk Management at GE Capital's Mortgage Insurance Unit and Managing Director and Chief Credit Officer at the Federal Home Loan Bank of San Francisco. Mr. Cardamone holds an M.B.A. in Finance from the Wharton School at the University of Pennsylvania, an M.B.A. in Management from St. Mary's College and a B.B.A. in Business Statistics from Temple University.

Bill Fanter. Mr. Fanter serves the Company as Head of Retail Banking. In this role he is responsible for expanding the Bank's deposit offerings and creating greater access to its products and services, including consumer deposit generation across traditional branch and online banking platforms. He is also a member of the Company's Executive Committee. Prior to joining the Company in 2020, Mr. Fanter served as Executive Vice President, Head of Retail Banking at Opus Bank from 2019 and previous to that, as Senior Vice President, Consumer and Business Banking Market Executive at U.S. Bank from 2003-2019. His background also includes positions as Director of Automation Services at Kirchman Corporation and several roles culminating with Senior Vice President, Chief Operating Officer at GreatBanc, Inc.

Luther Burbank® | *Corporation*

32

Executive Management ‐ Continued Parham Medhat. Mr. Medhat serves the Company as Chief Operations and Technology Officer. In this role he is responsible for deposit operations, information technology, project management, marketing and business banking; he is also a member of the Company’s Executive Committee. Prior to joining the Bank in 2019, Mr. Medhat served as Executive Vice President, Chief Operating Officer at CTBC from 2014 to 2019; previous to that as Senior Vice President, Director ofBank Operations at Opus Bank; and in several roles over thirteen years at CapitalSource Bank. Mr. Medhat holds a M.A. in Educational–Instructional Technology from California State University, Dominguez Hills and a B.A. in Industrial/Organizational Psychology from California State University, Long Beach. Tammy Mahoney. Ms. Mahoney joined the Company in 2016 and serves as the Chief Risk Officer. In her role, Ms. Mahoney oversees the Company's compliance, internal audit and risk management functions; she is also a member of its Executive Committee. Prior to joining the Bank, Ms. Mahoney served as Senior Vice President of Enterprise Risk and Compliance at Opus Bank from 2011 through 2015; as Director, Risk Advisory Services at KPMG LLP from 1995 to 2004; and as Associate National Bank Examiner with the Office of the Comptroller of the Currency. A Certified Enterprise Risk Professional, Certified Regulatory Compliance Manager and Certified Internal Auditor, Ms. Mahoney holds a B.S. in Business Administration ‐ Finance from San Diego State University. Liana Prieto. Ms. Prieto serves as General Counsel and Corporate Secretary of the Company and Bank. In this role she is responsible for leading a team of legal, human resources, Bank Secrecy Act, fair and responsible banking and third party risk management professionals. She is also a member of the Company's Executive Committee. Prior to joining the Bank in 2014, Ms. Prieto served as Associate and then Counsel at Buckley LLP from 2009 to 2014, and as a trial attorney in the Enforcement & Compliance Division of the Office of the Comptroller of the Currency. In addition to her role at the Company, Ms. Prieto has served in leadership and advisory roles on the Banking Law Committee of the American Bar Association's Business Law Section and the American Association of Bank Directors. She also serves on the Board of Directors of Long Beach Local, a non‐profit that supports sustainable urban agriculture. Ms. Prieto holds a J.D. from Fordham University School of Law and a B.A. from Georgetown University. 33

Board of Directors Victor S. Trione. Mr. Trione, serves as Chair of the Board of Directors of the Company and the Bank, a position he has held since founding the Bank in 1983. In addition to serving as our Chair, Mr. Trione is President of Vimark, Inc., a real estate development and vineyard management company, and co‐proprietor of Trione Winery. Mr. Trione also serves in the following roles: Director and Chair of the Executive Committee of Empire College; Advisory Board member of the Stanford Institute for Economic Policy Research; Board of Overseers of Stanford University's Hoover Institution; and, trustee of the U.S. Navy Memorial Foundation. John C. Erickson. Mr. Erickson, serves on the Audit and Risk Committee and on the Compensation Committee. Mr. Erickson has served on our Board of Directors since 2017. Mr. Erickson has more than 35 years of financial services experience, including over 30 years at Union Bank N.A. He served in many executive roles across that institution, culminating in two vice chairman positions (Chief Risk Officer and Chief Corporate Banking Officer) between 2007 and 2014. As Chief Corporate Banking Officer, he oversaw commercial banking, real estate, global treasury management, wealth management and global capital markets. He was a director of Zions Bancorporation (NASDAQ: ZION) from 2014 to 2016, and chair of that board's Risk Committee, as well as a member of the Audit Committee. He also served as President, Consumer Banking and President, California, for CIT Group, Inc. (NYSE: CIT) in 2016. He joined the board of directors of Bank of Hawaii Corporation (NYSE: BOH) in January 2019, and serves as a member of its Audit and Risk Committee and Nominating and Governance Committee. Mr. Erickson qualifies as an "audit committee financial expert" as defined in SEC rules. Jack Krouskup. Mr. Krouskup, serves as Chair of the Audit and Risk Committee and also serves on the Governance and Nominating Committee. Mr. Krouskup has served on our Board of Directors since 2012. He is a certified public accountant (inactive) with more than 35 years of experience serving customers in a variety of industries. At Deloitte, he served as partner‐in‐charge of the company's Northern California Financial Services practice and also served on Deloitte's Financial Services Advisory Committee. Mr. Krouskup has years of boardroom experience representing Deloitte with numerous global and highly complex organizations. Consequently, he has an extensive corporate governance background and deep familiarity with board and audit committee best practices. Mr. Krouskup retired from Deloitte in 2011. He currently serves on the board of directors of Verity Health System and on the Board of Trustees of the University of California, Santa Barbara, Alumni Association. Mr. Krouskup qualifies as an "audit committee financial expert" as defined in SEC rules. 34

Board of Directors ‐ Continued Anita Gentle Newcomb. Mrs. Newcomb, serves on the Audit and Risk Committee. Ms. Newcomb has served on our Board of Directors since 2014. Her experience spans over three decades in the financial services industry as a commercial banker, investment banker, and strategic consultant. She has advised numerous banks and financial services companies on a wide range of corporate development initiatives, from strategic planning, consumer and business banking strategy, and corporate governance best practices, to mutual conversions and valuing and structuring acquisitions. Most recently, Ms. Newcomb was president of A.G. Newcomb & Co., a financial services consultancy, she founded and managed from 1999 to 2019. She also served on the board of the Federal Reserve Bank of Richmond‐ Baltimore Branch from 2010 through 2015. She is also a certified public accountant (inactive). Ms. Newcomb qualifies as an "audit committee financialexpert"as defined in SEC rules. Bradley M. Shuster. Mr. Shuster, serves as Chair of the Compensation Committee and also serves on the Governance and Nominating Committee. Mr. Shuster has served on our Board of Directors since 1999. Mr. Shuster has served as Executive Chairman and Chairman of the Board of NMI Holdings, Inc. (NASDAQ: NMIH) since January 2019. Mr. Shuster founded National MI and served as Chairman and Chief Executive Officer of the company from 2012 to 2018. Prior to founding National MI, he was a senior executive of The PMI Group, Inc. (NYSE: PMI), where he served as Chief Executive Officer of PMI Capital Corporation. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte, where he served as partner‐in‐charge of Deloitte's Northern California Insurance and Mortgage Banking practices. Mr. Shuster has received both CPA and CFA certifications. He is a member of the board of directors of McGrath Rentcorp (NASDAQ: MGRC), and serves as a member of its Audit and Governance Committees. Thomas C. Wajnert. Mr. Wajnert, serves as our Lead Independent Director, Chair of the Governance and Nominating Committee, and a member of the Compensation Committee. Mr. Wajnert has served on our Board of Directors since 2013. He launched his career in 1968 with US Leasing, a NYSE‐listed company. For over 40 years, Mr. Wajnert has navigated the changing currents of the equipment leasing industry and built an impressive list of accomplishments, including serving as Chief Executive Officer and Chair of AT&T Capital Corporation, an international, full‐service equipment leasing and commercial finance company, from 1984 to 1996. Mr. Wajnert also has extensive public company board experience at Reynolds American as Chair, and at Solera, UDR, Inc., NYFIX, and JLG Industriesasa director. Mr. Wajnert also serves on the board of International Finance Group, one of the largest privately owned P&C insurance companies in the U.S., and for many years served as a Trustee of Wharton's Center for Financial Institutions. 35

Appendix

Balance Sheet ($ in 000’s) As of September 30,  December 31,  2020 (1) 2019 ASSETS Cash, cash equivalents and restricted cash   $                     214,066  $                       88,565  Available for sale investment securities, at fair value                         623,499                          625,074  Held to maturity investment securities, at amortized cost (fair value of $8,393 and $10,349 at  September 30, 2020 and December 31, 2019 respectively)                              7,990                             10,170  Equity securities, at fair value                            12,070                             11,782  Loans receivable, net of allowance for loan losses of $46,063 and $36,001 as of September 30, 2020  and December 31, 2019, respectively                      6,102,438                       6,194,976  Accrued interest receivable                            19,894                             20,814  Federal Home Loan Bank ("FHLB") stock, at cost                            29,612                             30,342  Premises and equipment, net                            18,750                             19,504  Goodwill                              3,297                               3,297  Prepaid expenses and other assets                            40,047                             41,304  Total assets  $                  7,071,663  $                  7,045,828  LIABILITIES AND STOCKHOLDERS' EQUITY          Liabilities: Deposits  $                  5,276,680  $                  5,234,717  Federal Home Loan Bank advances                         961,747                          978,702  Junior subordinated deferrable interest debentures                            61,857                             61,857  Senior debt $95,000 face amount, 6.5% interest rate, due September 30, 2024 (less debt issuance costs of  $491 and $584 at September 30, 2020 and December 31, 2019, respectively)                            94,509                             94,416  Accrued interest payable                              1,254                               2,901  Other liabilities and accrued expenses                            66,783                             58,771  Total liabilities                      6,462,830                       6,431,364          Stockholders' equity: Common stock, no par value; 100,000,000 shares authorized; 52,410,053 and 55,999,754 shares  issued and outstanding at September 30, 2020 and December 31, 2019, respectively                         415,115                          447,784  Retained earnings                         187,147                          165,236  Accumulated other comprehensive income, net of taxes                              6,571                               1,444  Total stockholders' equity                         608,833                          614,464  Total liabilities and stockholders' equity  $                  7,071,663  $                  7,045,828  (1) Unaudited 37

Income Statement ($ in 000's, except per share data)

	For the Three Months Ended September 30, (1) 2020	For the Three Months Ended September 30, (1) 2019	For the Nine Months Ended September 30, (1) 2020	For the Nine Months Ended September 30, (1) 2019
Interest and fee income:				
Loans	$ 56,766	$ 64,010	$ 175,661	$ 186,078
Investment securities	2,167	3,900	7,787	11,943
Cash, cash equivalents and restricted cash	83	766	454	1,688
Total interest and fee income	59,016	68,676	183,902	199,709
Interest expense:				
Interest on deposits	15,744	27,927	60,146	78,686
Interest on FHLB advances	5,307	5,983	16,550	19,165
Interest on junior subordinated deferrable interest debentures	279	604	1,104	1,888
Interest on other borrowings	1,574	1,577	4,727	4,725
Total interest expense	22,904	36,091	82,527	104,464
Net interest income before provision for (reversal of) loan losses	36,112	32,585	101,375	95,245
Provision for (reversal of) loan losses	-	(500)	10,550	250
Net interest income after provision for (reversal of) loan losses	36,112	33,085	90,825	94,995
Noninterest income:				
Net gain on sale of loans	-	77	-	607
FHLB dividends	368	557	1,277	1,604
Other income	219	359	779	1,650
Total noninterest income	587	993	2,056	3,861
Noninterest expense:				
Compensation and related benefits	11,408	9,191	32,913	27,857
Deposit insurance premium	482	-	1,429	985
Professional and regulatory fees	431	521	1,316	1,419
Occupancy	1,156	1,425	3,397	4,214
Depreciation and amortization	673	672	2,029	2,001
Data processing	999	945	3,004	2,809
Marketing	306	1,217	1,511	3,442
Other expenses	919	2,098	2,982	4,300
Total noninterest expense	16,374	16,069	48,581	47,027
Income before provision for income taxes	20,325	18,009	44,300	51,829
Provision for income taxes	6,008	5,273	13,089	15,425
Net income	$ 14,317	$ 12,736	$ 31,211	$ 36,404
Basic earnings per common share	$ 0.28	$ 0.23	$ 0.58	$ 0.65
Diluted earnings per common share	$ 0.27	$ 0.23	$ 0.58	$ 0.65
Dividends per common share	$ 0.06	$ 0.06	$ 0.17	$ 0.17
Weighted average common shares outstanding - basic	52,001,097	55,654,429	53,359,460	56,094,285
Weighted average common shares outstanding - diluted	52,157,203	55,927,533	53,477,769	56,313,872

(1) Unaudited

Luther Burbank® | Corporation

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Net Interest Margin ($ in 000's)

	For the Nine Months Ended September 30, 2020			For the Three Months Ended September 30, 2020			For the Three Months Ended June 30, 2020		
	Average Balance	Interest Inc / Exp	Average Yield/Rate (5)	Average Balance	Interest Inc / Exp	Average Yield/Rate (5)	Average Balance	Interest Inc / Exp	Average Yield/Rate (5)
Interest-Earning Assets									
Multifamily residential	$ 4,054,303	$ 116,952	3.85%	$ 4,077,293	$ 37,805	3.71%	$ 4,075,885	$ 38,551	3.78%
Single family residential	1,948,693	50,480	3.45%	1,911,888	16,224	3.39%	1,955,592	16,867	3.45%
Commercial real estate	207,746	7,210	4.63%	209,379	2,444	4.67%	209,725	2,411	4.60%
Construction, land and NM	20,195	1,019	6.74%	17,883	293	6.52%	21,391	361	6.79%
Total loans (1)	6,230,937	175,661	3.76%	6,216,443	56,766	3.65%	6,262,593	58,190	3.72%
Securities available-for-sale/ equity	642,660	7,630	1.58%	652,615	2,136	1.31%	643,699	2,255	1.40%
Securities held-to-maturity (2)	9,433	157	2.22%	8,785	31	1.41%	9,522	61	2.56%
Cash, cash equivalents and restricted cash	161,394	454	0.38%	242,528	83	0.14%	127,565	55	0.17%
Total interest-earning assets	7,044,424	183,902	3.48%	7,120,371	59,016	3.32%	7,043,379	60,561	3.44%
Noninterest-earning assets	62,347			56,529			63,821		
Total assets	$ 7,106,771			$ 7,176,900			$ 7,107,200		
Interest-Bearing Liabilities									
Interest-bearing demand deposits	$ 289,325	1,366	0.62%	$ 368,072	463	0.49%	$ 272,160	332	0.48%
Money market demand accounts	1,458,688	10,920	0.98%	1,593,623	3,467	0.85%	1,422,739	3,314	0.92%
Time deposits - Retail	3,094,206	44,701	1.90%	3,073,740	11,498	1.46%	3,084,317	15,193	1.95%
Total interest-bearing deposits - Retail	4,842,219	56,987	1.55%	5,035,435	15,428	1.20%	4,779,216	18,839	1.56%
Time deposits - Wholesale	395,675	3,159	1.06%	270,109	316	0.46%	473,187	982	0.83%
Total interest-bearing deposits	5,237,894	60,146	1.51%	5,305,544	15,744	1.16%	5,252,403	19,821	1.49%
FHLB advances	972,311	16,550	2.27%	961,747	5,307	2.20%	961,410	5,685	2.38%
Senior debt	94,458	4,727	6.67%	94,488	1,574	6.66%	94,458	1,575	6.67%
Junior subordinated debentures	61,857	1,104	2.38%	61,857	279	1.79%	61,857	332	2.16%
Total interest-bearing liabilities	6,366,520	82,527	1.71%	6,423,636	22,904	1.40%	6,370,128	27,413	1.71%
Noninterest-bearing demand deposits	62,931			77,572			64,744		
Noninterest-bearing liabilities	69,224			68,194			71,662		
Total liabilities	6,498,675			6,569,402			6,506,534		
Total stockholders' equity	608,096			607,498			600,666		
Total liabilities and stockholders' equity	$ 7,106,771			$ 7,176,900			$ 7,107,200		
Net interest spread (3)			1.77%			1.92%			1.73%
Net interest income/margin (4)		$ 101,375	1.92%		$ 36,112	2.03%		$ 33,148	1.88%

(1) Non-accrual loans are included in total loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan costs, net.
(2) Securities held to maturity include municipal securities. Yields are not calculated on a tax equivalent basis.
(3) Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(4) Net interest margin is net interest income divided by total average interest-earning assets.
(5) Yields shown are annualized.

Luther Burbank® | *Corporation*

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Non-GAAP Reconciliation ($ in 000's)

	As of or For the Nine Months Ended September 30, 2020	As of or For the Years Ended December 31, 2019	2018	2017	2016
Tangible common equity					
Total assets	$ 7,071,663	$ 7,045,828	$ 6,937,212	$ 5,704,380	$ 5,063,585
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Less: Total liabilities	(6,462,830)	(6,431,364)	(6,356,067)	(5,154,635)	(4,659,210)
Tangible common equity	$ 605,536	$ 611,167	$ 577,848	$ 546,448	$ 401,078
Tangible assets					
Total assets	$ 7,071,663	$ 7,045,828	$ 6,937,212	$ 5,704,380	$ 5,063,585
Less: Goodwill	(3,297)	(3,297)	(3,297)	(3,297)	(3,297)
Tangible assets	$ 7,068,366	$ 7,042,531	$ 6,933,915	$ 5,701,083	$ 5,060,288
Tangible common equity to tangible assets					
Tangible book value (numerator)	$ 605,536	$ 611,167	$ 577,848	$ 546,448	$ 401,078
Tangible assets (denominator)	7,068,366	7,042,531	6,933,915	5,701,083	5,060,288
Tangible common equity to tangible assets	8.6%	8.7%	8.3%	9.6%	7.9%
Efficiency ratio					
Noninterest expense (numerator)	$ 48,581	$ 62,386	$ 62,687	$ 56,544	$ 61,242
Net interest income	$ 101,375	$ 128,407	$ 125,087	$ 110,895	$ 94,594
Noninterest income	2,056	4,675	4,131	7,508	7,885
Operating revenue (denominator)	$ 103,431	$ 133,082	$ 129,218	$ 118,403	$ 102,479
Efficiency ratio	47.0%	46.9%	48.5%	47.8%	59.8%
Pro forma items (1)					
Net income before income taxes				$ 65,231	$ 53,940
Effective tax rate				42%	42%
Pro forma provision for income taxes				$ 27,397	$ 22,655
Net income before income taxes				$ 65,231	$ 53,940
Pro forma provision for income taxes				27,397	22,655
Pro forma net income				$ 37,834	$ 31,285
Pro forma net income (numerator)				$ 37,834	$ 31,285
Average assets (denominator)				5,485,832	4,676,676
Pro forma return on average assets				0.69%	0.67%
Average stockholders' equity (denominator)				$ 425,698	$ 390,318
Pro forma return on average stockholders' equity				8.89%	8.02%

(1) For periods prior to January 1, 2018, we calculate our pro forma net income, earnings per share, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S-Corporation tax to net income, and using a combined C-Corporation effective tax rate for Federal and California income taxes of 42%. This calculation reflects only the change in our status as an S-Corporation and does not give effect to any other transaction.

Luther Burbank® | Corporation

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